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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, and Gamma Precision Technology 1998 Stock Option Plan assumed by Novellus Systems, Inc. of our report dated January 17, 2000, with respect to the consolidated financial statements of Novellus Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
January 18, 2001